Exhibit 13.1
Wipro Limited
Certificate of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Azim H. Premji, Chief Executive Officer of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(i)	the Amendment No. 2 on Form 20-F/A to the annual report of the Company on Form 20-F for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Azim H. Premji
Azim H. Premji
Chief Executive Officer

I, Suresh C. Senapaty, Chief Financial Officer and Director of Wipro Limited, hereinafter referred to as the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(i)	the Amendment No. 2 on Form 20-F/A to the annual report of the Company on Form 20-F for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Suresh C. Senapaty
Suresh C. Senapaty
Chief Financial Officer and Director

Bangalore, India
Date: June 2, 2011